                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. ___)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]


Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-11(c)
         or Section 240.14a-12


                              JUST LIKE HOME, INC.
                (Name of Registrant as Specified In Its Charter)

          ____________________________________________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     1) Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

     5) Total fee paid:

        -----------------------------------------------------------------------


[ ]   Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     1) Amount Previously Paid:

        -----------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

     3) Filing Party:

        -----------------------------------------------------------------------

     4) Date Filed:

        -----------------------------------------------------------------------

                             JUST LIKE HOME, INC.
                           2440 TAMIAMI TRAIL NORTH
                            NOKOMIS, FLORIDA 34275
                          TELEPHONE: (941) 966-3636


Dear Shareholder:

     You are cordially invited to attend the 1997 Annual Meeting of Shareholders of Just Like Home, Inc. on Thursday, June 12, 1997, at 2:30 p.m. local time. The meeting will be held at the Ramada Inn located at 1660 South Tamiami Trail, Osprey, Florida 34229. The Board of Directors and management look forward to greeting those shareholders able to attend in person.

     At the meeting, you will be asked to consider and elect seven directors to serve until the next Annual Meeting of Shareholders. The Board of Directors has unanimously nominated these persons for election as directors. You are also being asked to ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for 1997. Information about the business to be conducted at the meeting is set forth in the accompanying Proxy Statement, which you are urged to read carefully. During the meeting, I will review with you the affairs and progress of the Company during 1996 and numerous recent changes at the Company.

     The vote of every shareholder is important. The Board of Directors appreciates and encourages shareholder participation in the Company's affairs. Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy promptly in the envelope provided. If you attend the meeting, you may, at your discretion, withdraw the proxy and vote in person.

     On behalf of the Board of Directors, thank you for your cooperation and continued support.

                                     Sincerely,



                                     John F. Robenalt
                                     President, Chief Executive Officer and
                                       Chief Operating Officer


May 21, 1997

                              JUST LIKE HOME, INC.
                            2440 TAMIAMI TRAIL NORTH
                            NOKOMIS, FLORIDA 34275

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 12, 1997


     The Annual Meeting of Shareholders of Just Like Home, Inc. (the "Company") will be held at the Ramada Inn located at 1660 South Tamiami Trail, Osprey, Florida 34229 on Thursday, June 12, 1997, at 2:30 p.m., local time, for the following purposes:

      1. To elect seven directors to hold office until the 1998 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

      2. To consider and act upon a proposal to ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors of the Company for the year ending December 31, 1997; and

      3. To transact any other business that may properly come before the meeting.

     Shareholders of record as of the close of business on May 9, 1997, are entitled to vote at the Annual Meeting or any adjournment thereof. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the Proxy Statement accompanying this Notice.

     An annual report outlining the Company's operations during the fiscal year ended December 31, 1996, accompanies this Notice of Annual Meeting of Shareholders and Proxy Statement.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED, POSTAGE-PAID ENVELOPE. If you attend the Annual Meeting, you will be entitled to vote in person.

                                     By Order of the Board of Directors,




                                     Thomas B. Luzier, Secretary


May 21, 1997

                              JUST LIKE HOME, INC.
                            2440 TAMIAMI TRAIL NORTH
                            NOKOMIS, FLORIDA 34275
                           TELEPHONE: (941) 966-3636


                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 12, 1997

                    SOLICITATION AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Just Like Home, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on Thursday, June 12, 1997 (the "Annual Meeting"), and at any adjournments thereof. The Annual Meeting will be held at the Ramada Inn located at 1660 South Tamiami Trail, Osprey, Florida 34229. The approximate date on which this Proxy Statement and accompanying proxy card are first being sent or given to shareholders is May 21, 1997.

     Shares represented by each proxy, if properly executed and returned to the Company prior to the Annual Meeting, will be voted as directed, but if not otherwise specified, will be voted for the nominees for directors named below, and to ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors, all as recommended by the Board of Directors. A shareholder executing the proxy may revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by executing and delivering a later dated proxy or by voting in person at the Annual Meeting (although attending the Annual Meeting without executing a ballot or executing a later dated proxy will not constitute revocation of a proxy).


                  OUTSTANDING VOTING SECURITIES OF THE COMPANY

     On May 9, 1997, the record date for determining shareholders entitled to vote at the Annual Meeting, there were outstanding 7,073,711 shares of Common Stock of the Company. The presence at the Annual Meeting, in person or by proxy, of the holders of at least a majority of the shares of Common Stock as of the record date is necessary to constitute a quorum. Each share of Common Stock is entitled to one vote for each director to be elected and upon all other matters to be brought to a vote by the shareholders at the Annual Meeting. The affirmative vote of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required to elect directors, and the affirmative vote of a majority of the shares of Common Stock present or represented at the Annual Meeting is required to ratify the appointment of Coopers & Lybrand L.L.P. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum at the Annual Meeting and have the effect of a negative vote on the proposal to ratify the appointment of Coopers & Lybrand L.L.P. Broker non-votes have no effect on determining the outcome of the election of directors.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of April 10, 1997, certain information with regard to the beneficial ownership of the Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock; (ii) each director and nominee for director of the Company; (iii) each executive officer named in the Summary Compensation Table below; and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, all shares shown in the table below are held with sole voting and investment power by the person indicated.


                                                                     TOTAL       PERCENT
                                                                  BENEFICIAL       OF
NAME OF BENEFICIAL OWNER                                           OWNERSHIP      CLASS
--------------------------------------------------------------  ---------------  -------

John F. Robenalt .............................................  2,577,500(1)(2)     36.4
Elizabeth A. Conard ..........................................  2,577,500(2)        36.4
Ronald O. Braun ..............................................    250,000            3.5
Richard T. Conard, M.D. ......................................        -0-             --
Isidore Siegel ...............................................     20,000(3)         0.3
Norbert Donelly ..............................................    240,000(4)         3.4
Alastair Haddow ..............................................     75,000(5)         2.1
All directors and executive officers as a group (9 persons) ..  3,213,674           45.4

________________
(1) Includes 22,500 shares of Common Stock held by various trusts for the benefit of Mr. Robenalt's children, for which trusts Mr. Robenalt acts as trustee. Does not include 297,500 shares of Common Stock held by Vancene
     F. Robenalt, the wife of Mr. Robenalt, as to which shares Mr. Robenalt disclaims beneficial ownership. Ms. Robenalt is the Vice President, Construction, of the Company.

(2) All of the shares of Common Stock held by Mr. Robenalt and Ms. Conard are subject to a Shareholders Agreement, which requires them to vote their shares in accordance with that agreement, as further described below. As a result of that agreement, each of Mr. Robenalt and Ms. Conard is the beneficial owner of the shares held by the other. Mr. Robenalt has sole dispositive power over 102,500 shares, including those listed in note 1. Ms. Conard has sole dispositive power over 2,475,000 shares of Common Stock.

(3) Held by a family limited partnership of which Mr. Siegel is a general partner.

(4) Includes 150,000 shares held directly by Mr. Donelly, 57,500 shares held by an employee trust for the benefit of Mr. Donelly and an aggregate of 32,500 shares held by Mr. Donelly as custodian for his minor children. Excludes 50,000 shares held by Mr. Donelly's spouse and an aggregate of 32,500 shares held by Mr. Donelly's spouse as custodian for her minor children, as to which shares Mr. Donelly disclaims beneficial ownership.

(5) Excludes 75,000 shares held by Mr. Haddow's spouse, as to which shares Mr. Haddow disclaims beneficial ownership.

     Mr. Robenalt and Ms. Conard are parties to a Shareholders Agreement dated February 13, 1997, among the Company, Mr. Robenalt and Ms. Conard (the "Shareholders Agreement"). The Shareholders Agreement became effective on April 10, 1997, as a result of the effectiveness of the merger (the "Merger") of Community Assisted Living Centers, Inc., a Florida corporation ("Community"), into a wholly-owned subsidiary of the Company. The Merger Agreement whereby Community merged into a subsidiary of the Company provided that upon the effective date of the Merger, a majority of the members of the Board of Directors of the Company would be selected by Mr. Robenalt. The Merger Agreement further provided that substantially all the executive officers of Community prior to the Merger would become the executive officers of the Company at the effective time of the Merger. On April 10, 1997, the effective date of the Merger, Mr. Robenalt became the President, Chief Executive Officer and Chief Operating Officer of the Company, and the other executive officers of Community assumed their positions as executive officers of the Company. On April 15, 1997, Mr. Robenalt and two other persons designated by him (Ronald O. Braun and Norbert P. Donelly) were named to the Board of Directors, filling three of the seven positions on the Board.

     Under the Shareholders Agreement, Ms. Conard and Mr. Robenalt agree to vote the shares of the Company's Common Stock held by each to elect to the Board of Directors of the Company a majority of individuals selected by Mr. Robenalt. After the effective time of the Merger, Mr. Robenalt designated three of the six members of the Board of Directors of the Company. There is one vacancy on the Board, which vacancy will be filled at the Annual Meeting. Under the Shareholders Agreement, Ms. Conard and Mr. Robenalt will vote their shares for a candidate for that seventh position selected by Mr. Robenalt. Mr. Robenalt has selected (and the Board has nominated) Alastair Haddow to fill that seventh position. Mr. Robenalt and Ms. Conard have stated their intention to vote all of the shares held by each in favor of the nominees for director listed below, in accordance with the terms of the Shareholders Agreement.

     The Shareholders Agreement also provides that Ms. Conard and Mr. Robenalt will vote their shares on any other matter submitted to a vote of the shareholders of the Company as they mutually agree. If they are unable to reach a mutually satisfactory agreement on the manner in which the shares will be voted (other than for the election of directors), the full Board of Directors of the Company will mediate the disagreement, and if that mediation is not successful, an independent arbitrator will resolve the disagreement.

     The Shareholders Agreement will expire on April 10, 2002. If Mr. Robenalt dies or becomes disabled so as not to be able to perform his duties as chief executive officer of the Company during the term of the Shareholders Agreement, Ronald O. Braun, the Chairman of the Board of Community prior to the Merger and the Co-Chairman of the Board of the Company after the Merger, will have the right to substitute all shares owned by him for the shares of Mr. Robenalt covered by the Shareholders Agreement, and Mr. Braun will assume the responsibilities and privileges of Mr. Robenalt for the remaining term of the Shareholders Agreement.

     As a result of these provisions in the Merger Agreement and the Shareholders Agreement, Mr. Robenalt effectively acquired control of the Company as of the effective date of the Merger.


                         ITEM 1.  ELECTION OF DIRECTORS

     At the Annual Meeting, the shareholders will elect seven directors to hold office for one-year terms ending at the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. It is anticipated that the names of the nominees listed below will be placed in nomination at the Annual Meeting to serve as directors and that the persons named in the proxy will vote for their election. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any nominee becomes unavailable to serve as a director for any reason, the shares represented by the proxies will be voted for the person, if any, designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unavailable.

     The nominees for directors of the Company, as well as certain information about them, are as follows:


NAME                     AGE  CURRENT POSITION
-----------------------  ---  --------------------------------------------------

Ronald O. Braun           53  Co-Chairman of the Board

Richard T. Conard, M.D.   58  Co-Chairman of the Board

John F. Robenalt          44  President, Chief Executive Officer and Chief
                              Operating Officer

Elizabeth A. Conard       59  Executive Vice President and Director

Isidore Siegel            79  Director

Norbert P. Donelly        45  Director

Alastair Haddow           37  Nominee for Director


     The following is certain biographical information for each nominee for director.

     RONALD O. BRAUN became Co-Chairman of the Board of Directors of the Company on April 10, 1997, the effective date of the Merger of Community into a wholly-owned subsidiary of the Company. From July, 1996 through the present, Mr. Braun has served as Chairman of the Board of Community. Mr. Braun is an investment banker with Piper Jaffray Inc., where he specializes in health care finance with an emphasis on long-term care projects for nonprofit and proprietary clients. Prior to joining Piper Jaffray, Mr. Braun was a corporate Vice President of A.G. Edwards & Sons, Inc. for approximately eight years, where he concentrated primarily in the long-term care sector of the health care industry. Earlier in his career, he spent over seven years in health care administration as a Vice President of a 332-bed hospital.

     RICHARD T. CONARD, M.D. served as Chairman of the Board and Chief Executive Officer of the Company and its predecessor since they were organized until April 10, 1997, and now serves as Co-Chairman of the Board of Directors of the Company. Dr. Conard is a frequent lecturer and author of the book "What Should We Do About Mom?" (a McGraw-Hill publication). His lectures and book address strategies for dealing with the phenomenon of aging in America, personal attitudes and expectations, relationship with parents, impact on business, and opportunities for providing goods and services.

     JOHN F. ROBENALT, became President, Chief Executive Officer and Chief Operating Officer of the Company on April 10, 1997, the effective date of the Merger of Community into a wholly-owned subsidiary of the Company. From July, 1996 through the present, Mr. Robenalt was also President and Chief Executive Officer of Community. From 1982 to 1991, Mr. Robenalt served at various times as Vice President, Outside Counsel and Corporate Secretary for Health Care REIT, Inc. (the "REIT"), the first publicly held real estate investment trust to specialize in long-term care investment. From 1989 until 1991, Mr. Robenalt was responsible for all investments in long-term care by the REIT including investment in nursing homes, retirement facilities, rehabilitation hospitals and assisted living facilities. Since 1984, Mr. Robenalt has served at various times as a Director, Vice President, Assistant Secretary and General Counsel for Florida Convalescent Centers, Inc., a Sarasota-based owner of 17 long-term care facilities. Throughout this period, Mr. Robenalt has also been engaged in the practice of law, since 1988 as a principal in Robenalt & Robenalt. Mr. Robenalt serves on the Board of Directors of Mariner Health Group, Inc., which specializes in providing medical and nursing care primarily to sub-acute patients.

     ELIZABETH A. CONARD served as President and Chief Operating Officer of the Company and its various subsidiaries from the dates they were formed until April 10, 1997, the effective date of the merger of Community into a wholly-owned subsidiary of the Company. Since that date, Ms. Conard has served as an Executive Vice President of the Company and continues as a director of the Company.

     ISIDORE SIEGEL is a retired attorney. Until July, 1990, Mr. Siegel was a senior partner with the law firm of Siegel & Godt in Garden City, New York. Until June, 1994, Mr. Siegel served as corporate secretary of Weldotron Corporation, an AMEX listed company engaged in the manufacture and sale of stretch and shrink packaging machinery. Mr. Siegel also served as a director of that company until April, 1993. At various times, Mr. Siegel has also been a developer, owner and operator of nursing homes. Mr. Siegel is currently a part owner in four nursing home facilities.

     NORBERT P. DONELLY is currently the general manager, board member and majority shareholder of Tervis Tumbler, a manufacturer of double-walled tumblers. In addition, Mr. Donelly is president of Island Canvas, Ltd., a manufacturer of canvas products and an owner of several outlet stores. Mr. Donelly is also President and CEO of Delar, Inc., an equipment leasing company. During the 1970s and early 1980s, Mr. Donelly was employed at various times with several national investment banking firms including E.F. Hutton and PaineWebber.

     ALASTAIR HADDOW graduated from Robert Gordon University in Aberdeen, Scotland in 1980 with a Bachelors in Business Management. Mr. Haddow is the owner and operator of Everything Educational, Inc., an educational and toy retail company with outlets surrounding the Tampa Bay area. Prior to moving from Great Britain to the United States, Mr. Haddow was a currency trader at various times for the Royal Bank of Canada, Credit Suisse and State Bank of Victoria, in London, England.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

BOARD MEETINGS AND COMMITTEES

     The Company's Board of Directors met 10 times in person or by telephone in 1996. All continuing directors of the Company participated in all of those meetings.

     In 1996, the Company paid its non-employee directors a fee of $2,500 per quarter plus $500 per Board meeting attended and $250 per telephonic Board meeting. The Company also reimburses non-employee directors for out-of-pocket expenses incurred in attending those meetings. Since July, 1996, the Company has accrued the fees payable to non-employee directors.

     The Compensation Committee met two times in 1996. The Compensation Committee is responsible for, reviews and approves the compensation policies and practices of the Company, establishes compensation for directors and the Chief Executive Officer, and reviews and approves compensation of other executive officers of the Company, and approves major changes in the Company's benefit plans.

     The Audit Committee met one time in 1996. The Audit Committee assists the Board of Directors in fulfilling its responsibilities with respect to the accounting and financial reporting practices of the Company and in addressing the scope and expense of audit and related services provided by the Company's independent auditors.

     The Company does not have a Nominating Committee. The members of the Compensation Committee and the Audit Committee have not been reestablished after the turnover in the membership of the Board at the time of the Merger with Community. These committee positions will be filled at the annual meeting of the Board of Directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on a review of Forms 3, 4 and 5 provided to the Company and certain written representation to the Company that no other reports were required, the Company believes that during the fiscal year ended December 31, 1996, its executive officers, director and holders of 10% or more of the Company's equity securities complied with all Section 16(a) filing requirements under the Securities Exchange Act of 1934 applicable to them.


                             EXECUTIVE COMPENSATION

     The following table sets forth the cash and other compensation paid in 1995 and 1996 to the Chief Executive Officer of the Company during those two years. No executive officer of the Company earned in excess of $100,000 in 1995 or 1996.

                           SUMMARY COMPENSATION TABLE


                                        ANNUAL COMPENSATION
                                   ------------------------------
                                                     OTHER ANNUAL     ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR  SALARY    BONUS   COMPENSATION  COMPENSATION(1)
---------------------------  ----  -------  -------  ------------  ---------------

Richard T. Conard, M.D.      1995  $35,611      -0-           -0-           $2,500
                             1996   75,000      -0-           -0-            6,000

_______________
(1)  Consists of an automobile allowance.

     In 1996, the Company made no grants of stock options or stock appreciation rights to the Chief Executive Officer, and the Company does not have a long-term incentive compensation plan. Additionally, there were no exercises of stock options by the Chief Executive Officer in 1996.


                               EXECUTIVE OFFICERS

     Officers are elected on an annual basis by the Board of Directors and serve at the discretion of the Board. The executive officers of the Company, as well as certain biographical information about them, are as follows:


NAME                     AGE  POSITION
-----------------------  ---  --------------------------------------------------

John F. Robenalt          44  President, Chief Executive Officer, Chief
                              Operating Officer and Director

Richard T. Conard, M.D.   58  Co-Chairman of the Board

Victoria Partin           47  Vice President, Operations

Michael W. Monahan, CPA   43  Chief Financial Officer and Treasurer


     Information is provided under the heading "Election of Directors" above, for John F. Robenalt and Richard T. Conard, M.D. Information relating to the Company's executive officers, not already described herein, with respect to their principal occupations and positions during the past five years is as follows:

     VICTORIA PARTIN became Vice President, Operations of the Company on April 10, 1997. From August, 1996 through the present, Ms. Partin was also Vice President, Operations of Community. Prior to joining Community, Ms. Partin was the Health Care Administrator of Freedom Plaza in Sun City Center, Florida. Freedom Plaza's expansive campus includes 348 congregate care apartments, as well as a 40-bed assisted living unit, and a 42-bed skilled nursing facility. Ms. Partin is a licensed nursing home and assisted living facility administrator, and has an extensive background in both industries. From 1993 to 1994, Ms. Partin was the Director of Operations for the Company. From 1990 to 1993, Ms. Partin served as the administrator of Sarasota Health Care Center, a 120-bed skilled nursing facility located in Sarasota, Florida. Ms. Partin has, earlier in her career, served as the Director of Nursing and a line nurse in long-term care facilities.

     MICHAEL W. MONAHAN, CPA, became Treasurer and Chief Financial Officer of the Company on April 10, 1997. From July, 1996 to the present, Mr. Monahan was also Treasurer and Chief Financial Officer of Community. Prior to joining Community, Mr. Monahan had been engaged in public accounting, including serving as senior audit manager with a Big 6 firm, a partner in a smaller regional firm, and a partner with a Sarasota-area firm.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Until February 1996, Dr. Conard was President and a director of the National Foundation of Gerontology, Inc., a nonprofit corporation (the "National Foundation"). In March 1994, the Company sold to the National Foundation for $1,520,000 three of its facilities and property on which an additional facility was subsequently constructed. The National Foundation was originally known as the Southmark Foundation on Gerontology, Inc. In 1989, Southmark Corporation, a company unaffiliated with Dr. Conard and the primary source of funding for the National Foundation, filed a bankruptcy proceeding and was unable to continue financial support of the National Foundation. Prior to the acquisition from the Company of the facilities and property referred to above, the sole source of revenue for the National Foundation was from the collection of royalties from the sale of "What Should We Do About Mom?," a book written by Dr. Conard.

     Of the $1,520,000 purchase price paid to the Company for the facilities and property, the Company received $1,020,000 in cash and a promissory note in the aggregate principal amount of $500,000 (the "National Foundation Note"). The National Foundation Note provides for 10 equal annual payments of principal ($50,000) plus accrued interest, with such payments to commence on March 3, 1995, and the entire principal balance plus interest being due and payable on March 3, 2004. Payments on the National Foundation Note are subordinated to the debt service on certain taxable bonds previously sold by the National Foundation in the aggregate principal amount of $2,500,000 ("Taxable Bonds"). Although the National Foundation Note is secured by a second mortgage on the properties sold to National Foundation, no enforcement action of any kind or foreclosure under that mortgage on the properties sold to National Foundation is permitted until all amounts due on the Taxable Bonds have been paid in full. To date, the Company has received no payments under the National Foundation Note, and no payments are anticipated in the near future. Of the Company's total gain on the sale of the properties ($564,791), $64,791 was recognized by the Company on the date of the sale. As National Foundation is currently in default under the terms of the National Foundation Note and the Company is unable to enforce collection due to its subordinated position to the Taxable Bonds, the remaining $500,000 of the gain on the sale of the properties has not been recorded on the Company's financial statements, and that gain will be recognized only if payments are received by the Company on the Foundation Note.

     In connection with the National Foundation's renovation of three of the acquired facilities and construction of a fourth facility, the Company, during 1994, advanced $420,000 to the National Foundation, of which approximately $16,000 remains outstanding. In January 1995, the Company advanced an additional $287,606 to the National Foundation in connection with the construction of the fourth facility, which amount currently remains outstanding. This obligation is evidenced by a promissory note (the "1995 Foundation Note") bearing interest at the rate of 10% per annum with equal principal and interest payments of $7,500 per month (commencing on August 1, 1995, and ending on June 1, 1999) and a final payment of approximately $6,400 due on July 1, 1999. Payments on the 1995 Foundation Note are also subordinated to the debt service on the Taxable Bonds. The National Foundation made only two payments on the 1995 Foundation Note in 1995 and no payments in 1996. At December 31, 1996, approximately $86,000 in unpaid management fees were due to the Company. The Company has the right to declare the National Foundation to be in default and to accelerate the payment of the National Foundation Note and the 1995 Foundation Note (collectively, the "Foundation Notes"). However, no enforcement action by the Company of any kind with respect to the Foundation Notes or foreclosure under the mortgage is permitted until the amounts due on the Taxable Bonds have been paid in full. As of December 31, 1996, all amounts owed to the Company by the National Foundation were written off by the Company, resulting in a charge to expense of $338,000. The Company presently does not anticipate collecting any amounts from the National Foundation on the unpaid management fees or either of the Foundation Notes.

     A company whose common stock is 50% owned by Dr. and Mrs. Conard shares office space with the Company. Accounting and other personnel employed by the Company perform accounting and other services for that company. Salaries of employees who perform services for that other company are apportioned that company and the Company based upon the time spent in performing the services and rent is apportioned based upon the percentage of space occupied. In 1996, that company paid to the Company rent and reimbursement of salaries and other expenses in the aggregate of approximately $87,000.

     From time to time since 1987, Elizabeth A. Conard has made loans to the Company to support its operations. The Company has repaid only a portion of those loans. At December 31, 1996, the total amount of the loans, including interest, was $335,405. The loans bear interest at 10% per annum, payable quarterly and principal is payable $150,000 on April 1, 1997 and the balance on April 1, 1998. The Company has negotiated with Mrs. Conard an extension of the principal payment of the loan. The terms of the extension include an immediate payment of $75,000, then interest only payments until October 1, 1998, at which time an amortization payment plan will go into effect of interest and principal payments for a term not yet determined.

     During the first quarter of 1995, the Company advanced to the two companies controlled by Ms. Conard an aggregate of $55,743. These advances were repaid in June, 1995.

     In September, 1995, the Board of Directors approved the purchase from Dr. Conard of two lots adjacent to one of the Company's facilities in Bradenton, Florida. The two lots are currently being used as part of the drainage system for the facility and enhance the property's zoning. The transaction was completed on October 20, 1995, and the $60,000 purchase price (equal to the Dr. Conard's cost) was paid in cash.

     Dr. Conard has been a director of L.W. Blake Memorial Fund, Inc. ("Blake"), a Florida non-profit corporation, since its formation in 1975. In April 1994, Blake acquired a 28-bed hospital located in Incline Village, Nevada. The hospital did not operate as anticipated and in 1995 Blake filed a voluntary petition for bankruptcy and was later liquidated under Chapter 7 of the Bankruptcy Code.


                        ITEM 2.  APPOINTMENT OF AUDITORS

     At the Annual Meeting, a vote will be taken on the proposal to ratify the appointment by the Board of Directors of Coopers & Lybrand L.L.P., independent certified public accountants, as auditors of the Company and its subsidiaries for the year ending December 31, 1997. Coopers & Lybrand L.L.P. has examined the accounts of the Company annually since 1995.

     Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF AUDITORS.

                           1998 SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders to be held in 1998 must be received by the Secretary of the Company, at Just Like Home, Inc., 2440 Tamiami Trail North, Nokomis, Florida 34275, no later than January 25, 1998, to be eligible for inclusion in the Company's Proxy Statement and proxy related to that meeting.


                              FINANCIAL STATEMENTS

     The Annual Report to Shareholders of the Company for the fiscal year ended December 31, 1996, which includes the Company's annual report on Form 10-KSB, is enclosed with this Proxy Statement.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matter that will be presented for action at the Annual Meeting other than the matters set forth herein. If other matters properly come before the meeting, it is intended that the holders of the proxies hereby solicited will vote thereon in accordance with their best judgment.

                                     BY ORDER OF THE BOARD OF DIRECTORS

                                     /s/ THOMAS B. LUZIER
                                     ---------------------------------------
                                     Thomas B. Luzier, Secretary

Nokomis, Florida
May 21, 1997

                                                                       APPENDIX

                              JUST LIKE HOME, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                               FOR ANNUAL MEETING
                                 JUNE 12, 1997


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF JUST LIKE HOME, INC.

The undersigned hereby appoints Thomas B. Luzier and Christine M. DeCroce, and each of them in the order named, proxies with full power of substitution to vote all shares of Common Stock of Just Like Home, Inc. of record in the name of the undersigned at the close of business on May 9, 1997, at the Annual Meeting of Shareholders of Just Like Home, Inc. to be held on June 12, 1997, or at any adjournment or adjournments, hereby revoking all former proxies.


1.   Election of Directors:

     Ronald O. Braun, Richard T. Conard, M.D., John F. Robenalt, Elizabeth A. Conard, Isidore Siegel, Norbert P. Donelly, Alastair Haddow

2. Ratification of appointment of Coopers & Lybrand L.L.P. as independent auditors.




                                      BACK


1.    Election of Directors:   FOR ALL NOMINEES    WITHHOLD FOR ALL NOMINEES
      To withhold authority for a nominee, fill in his/her name here:

      ___________________________

2.    Ratification of Auditors:     FOR     AGAINST     ABSTAIN

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1) AND, (2) IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND "FOR" THOSE PROPOSALS IF NO SPECIFICATION IS MADE.

                                     Dated:  _________________________,1997.

                                             ______________________________

                                           Please sign name(s) exactly as shown
                                           at left.  When signing as executor,
                                           administrator, trustee or guardian,
                                           give full title as such; when shares
                                           have been issued in names of two or
                                           more persons, all should sign.